040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20130002805-61
	Filing Date and Time: 01/02/2013 5:29 PM
	Entity Number: E0002152013-8

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: LUCKYCOM INC

2. Registered Agent for Service of Process: (check only one box)

- [ ] Commercial Registered Agent: Name: ______
- [X] Noncommercial Registered Agent (name and address below) **OR**
- [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: C J SMITH

Street Address	City	State	Zip Code
4790 CAUGHLIN PKWY #387	RENO	Nevada	89509

Mailing Address (if different from street address)	City	State	Zip Code
		Nevada	

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value	Par value per share: $	Number of shares without par value
10000000	0.01	0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Name: KINGRICH J LEE

Street Address	City	State	Zip Code
4790 CAUGHLIN PKWY STE 387	RENO	NV	89519

2) Name: ______

Street Address	City	State	Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Name: KINGRICH J LEE

X KINGRICH J LEE
Incorporator Signature

Address	City	State	Zip Code
4790 CAUGHLIN PKWY STE 387	RENO	NV	89519

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X C J SMITH
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 1/2/2013

This form must be accompanied by appropriate fees.

LUCKYCOM INC

Business Entity Information

Status:	Active	File Date:	1/2/2013
Type:	Domestic Corporation	Entity Number:	E0002152013-8
Qualifying State:	NV	List of Officers Due:	1/31/2014
Managed By:		Expiration Date:	
NV Business ID:	NV20131002808	Business License Exp:	1/31/2014

Registered Agent Information

Name:	C J SMITH	Address 1:	4790 CAUGHLIN PKWY
Address 2:	#387	City:	RENO
State:	NV	Zip Code:	89509
Phone:		Fax:	
Mailing Address 1:		Mailing Address 2:	
Mailing City:		Mailing State:	
Mailing Zip Code:			
Agent Type:	Noncommercial Registered Agent		

Financial Information

No Par Share Count:	0	Capital Amount:	$ 100,000.00
Par Share Count:	10,000,000.00	Par Share Value:	$ 0.01

Officers

Include Inactive Officers

President - KINGRICH J LEE			
Address 1:	6/F KAM SANG BLD 255-257 DES VOEUX RD CENTRAL	Address 2:	
City:	SHEN WAN, HK	State:	
Zip Code:		Country:	HKG
Status:	Active	Email:	

Secretary - KINGRICH J LEE			
Address 1:	6/F KAM SANG BLD 255-257 DES VOEUX RD CENTRAL	Address 2:	
City:	SHEN WAN, HK	State:	
Zip Code:		Country:	HKG
Status:	Active	Email:	

Treasurer - KINGRICH J LEE			
Address 1:	6/F KAM SANG BLD 255-257 DES VOEUX RD CENTRAL	Address 2:	

City:	SHEN WAN, HK	State:	
Zip Code:		Country:	HKG
Status:	Active	Email:	
Director - KINGRICH J LEE			
Address 1:	6/F KAM SANG BLD 255-257 DES VOEUX RD CENTRAL	Address 2:	
City:	SHEN WAN, HK	State:	
Zip Code:		Country:	HKG
Status:	Active	Email:	

Actions\Amendments

Action Type:	Articles of Incorporation		
Document Number:	20130002805-61	# of Pages:	1
File Date:	1/2/2013	Effective Date:	
Initial Stock Value: Par Value Shares: 10,000,000 Value: $ 0.01 No Par Value Shares: 0 --- Total Authorized Capital: $ $100,000.00			
Action Type:	Initial List		
Document Number:	20130082588-07	# of Pages:	1
File Date:	2/6/2013	Effective Date:	
(No notes for this action)			